Exhibit 99.1

NeurogesX, Inc.

Stephen Ghiglieri

Executive Vice President, COO and CFO

(650) 358-3310

sghiglieri@neurogesx.com

Trading in NeurogesX Common Stock to Move

from NASDAQ to OTCBB

SAN MATEO, Calif., June 29, 2012 (GLOBE NEWSWIRE) — NeurogesX, Inc. (NASDAQ: NGSX), a specialty pharmaceutical company focused on developing and commercializing a portfolio of novel non-opioid, pain management therapies, today announced that it has been notified by The NASDAQ Stock Market (NASDAQ) that trading in the Company’s securities will be suspended on NASDAQ effective with the open of trading on Friday, June 29, 2012. On that same date, the Company’s common stock will be eligible to trade on the Over the Counter Bulletin Board (OTCBB), a market tier for OTC-traded companies that are registered and current in their reporting obligations with the Securities and Exchange Commission. The Company’s trading symbol will remain NGSX.

As previously announced, on April 17, 2012, NASDAQ notified the Company that its securities were subject to suspension and delisting based upon the Company’s non-compliance with the $50 million market value of listed securities requirement for continued listing for The NASDAQ Global Market. The Company appealed the determination to a NASDAQ Listing Qualifications Panel and a hearing was subsequently held. However, by letter dated June 27, 2012, the Panel indicated that it had determined not to grant the Company additional time to regain compliance with the continued listing criteria and, accordingly, that NASDAQ would move to suspend and delist the Company’s securities from the exchange.

About NeurogesX, Inc.

NeurogesX, Inc. (Nasdaq: NGSX) is a specialty pharmaceutical company focused on developing and commercializing a portfolio of novel non-opioid, pain management therapies to address unmet medical needs and improve patients’ quality of life.

The Company’s lead product, Qutenza®, is currently approved in the United States and the European Union. Qutenza® is now available in the United States for the management of neuropathic pain associated with postherpetic neuralgia (PHN). In Europe, Qutenza® is being marketed by Astellas Pharma Europe Ltd. (Astellas), the European affiliate of Tokyo-based Astellas Pharma Inc., for the treatment of peripheral neuropathic pain in non-diabetic adults, either alone or in combination with other medicinal products for pain.

The Company’s most advanced product candidate, NGX-1998, is a topically applied liquid formulation containing a high concentration of capsaicin designed to treat pain associated with neuropathic pain conditions such as PHN. NGX-1998 has completed three Phase 1 clinical trials and one Phase 2 clinical trial in PHN patients, and the Company believes that NGX-1998 is ready to enter Phase 3 development.

The Company’s early-stage pipeline includes pre-clinical compounds which include a number of prodrugs of acetaminophen. The Company has evaluated certain of these compounds in vitro and in vivo.

About OTC Bulletin Board

The OTC Bulletin Board® (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs (DPPs).

Safe Harbor Statement

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the Act). NeurogesX disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include but are not limited to statements regarding NGX-1998 being ready for entry into Phase 3 development. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to: NGX-1998 may fail to demonstrate sufficient safety or efficacy in clinical trials to support further development or potential marketing approval; difficulties or delays in further clinical development of NGX-1998, including difficulties or delays in initiating Phase 3 clinical trials; adverse outcomes with respect to, or delay of, the End-of-Phase 2 meeting with the FDA; adverse developments with respect to Qutenza could have an effect on NeurogesX’ development or other plans with respect to NGX-1998; NGX-1998 may have unexpected adverse side effects; and potential delay or prevention of development activities of NGX-1998 due to unexpected expenses or a lack of sufficient resources. For further information regarding these and other risks related to NeurogesX’ business, investors should consult NeurogesX’ filings with the Securities and Exchange Commission.

Additional Contacts:

The Ruth Group

Stephanie Carrington (investors)

(646) 536-7017

scarrington@theruthgroup.com

Victoria Aguiar (media)

(646) 536-7013

vaguiar@theruthgroup.com

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